EXHIBIT 23.3

             CONSENT OF HEIN + ASSOCIATES LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated February 19, 2002, with respect to the consolidated financial statements of Digital Power Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


Orange, CA                                           /s/Hein + Associates LLP
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April 30, 2003                                       Hein + Associates LLP